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                                                                  Exhibit 99.1


              ABERCROMBIE & FITCH DECLARES QUARTERLY CASH DIVIDEND


NEW ALBANY, Ohio / October 28, 2004 - Abercrombie & Fitch (NYSE: ANF) announced today that its Board of Directors has declared a quarterly dividend of $0.125 per share on the Company's common stock. The dividend is payable December 21, 2004 to shareholders of record on November 30, 2004.

The Company operated 360 Abercrombie & Fitch stores, 173 abercrombie stores, 213 Hollister Co. stores and 3 Ruehl stores at the end of fiscal September. The Company operates e-commerce websites at www.abercrombie.com, www.abercrombiekids.com, and www.hollisterco.com.


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For further information, call:      Thomas D. Lennox
                                    Director, Investor Relations and
                                    Corporate Communications
                                    (614) 283-6751